EXHIBIT 10.1

WAIVER NO. 5, CONSENT NO. 1 AND AMENDMENT NO. 6 TO CREDIT AND GUARANTEE AGREEMENT, dated as of April 30, 2024 (this “Agreement”), among CORE ALASKA, LLC, a Delaware limited liability company (the “Borrower”), CONTANGO ORE, INC., a Delaware corporation (“Contango”), CONTANGO LUCKY SHOT ALASKA, LLC (f/k/a ALASKA GOLD TORRENT, LLC), an Alaska limited liability company (“CLSA”), CONTANGO MINERALS ALASKA, LLC, an Alaska limited liability company (“CMA”) and CONTANGO MINING CANADA, INC., a British Columbia corporation (“CMC” and together with Contango, CLSA and CMA, the “Guarantors”) and ING CAPITAL LLC, in its capacity as administrative agent (the “Administrative Agent) (with the consent of the Required Lenders (as defined below in the Credit Agreement referred to below)).

RECITALS:

WHEREAS, the Borrower has entered into that certain Credit and Guarantee Agreement, dated as of May 17, 2023, with the Administrative Agent, the Collateral Agent, the lenders (the “Lenders”) party thereto from time to time, the Guarantors, ING Capital LLC and Macquarie Bank Limited, as Mandated Lead Arrangers and ING Capital LLC, as Bookrunner (as amended pursuant to Amendment No. 1 dated as of July 17, 2023, Amendment No. 2 dated as of August 15, 2023 Amendment No. 3 dated as of December 31, 2023, Amendment No. 4 dated as of January 31, 2024 and Amendment No. 5 dated as of February 16, 2024 (the “Existing Credit Agreement”), as amended hereby and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain Waiver No. 4, dated as of March 26, 2024 (“Waiver No. 4”), among the Borrower, the Guarantors and the Administrative Agent, the Administrative Agent (acting on the direction of the Required Lenders) waived the Representation Condition (as defined therein, the “Representation Condition”) solely with respect to the pendency of the Litigation (as defined therein, the “Litigation”) and only for purposes of the Borrowing made on April 2, 2024;

WHEREAS, since the date of Waiver No. 4, there have been no material changes to the status of the Litigation;

WHEREAS, the Borrower intends to request a Borrowing of Term Loans in an aggregate principal amount of $5,000,000 on or about May 1, 2024 (the “Relevant Borrowing”);

WHEREAS, while the Borrower does not at this time reasonably believe that the Litigation will be adversely determined and therefore does not at this time reasonably believe that the Litigation could reasonably be expected to have a Material Adverse Effect, the Borrower hereby requests the Required Lenders waive, solely with respect to the pendency of the Litigation and only for purposes of the Relevant Borrowing, the Representation Condition (the “Litigation Waiver”);

WHEREAS, Contango entered into a Letter of Intent dated April 1, 2024 with Avidian Gold Corp. (“Avidian Corp.”) a copy of which is attached hereto as Exhibit A (the “Letter of Intent”), setting forth the proposed terms of a stock purchase agreement to be entered into between Contango and Avidian on or before April 30, 2024 (as such date may be extended to May 31, 2024

AMERICAS/2023902354.2 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

in accordance with Section 12 of the Letter of Intent (or such later date as may be agreed by Contango and Avidian Corp.)) substantially in the form attached hereto as Exhibit B (the “Acquisition Agreement”) pursuant to which Contango will acquire from Avidian Corp. one hundred percent (100%) of the capital stock of Avidian Gold Alaska Inc. (“Avidian Inc.”) in exchange for a purchase price of (i) US$400,000 in Cash, including a US$50,000 refundable deposit payable to Avidian Corp. (such deposit, the “Deposit” and collectively, the “Cash Consideration”) and (ii) US$2,000,000 in shares of common stock of Contango (the “Equity Consideration” and together with the Cash Consideration, the “Consideration”) (collectively, the “Transaction”);

WHEREAS, in accordance with the Letter of Intent, on April 9, 2024, Contango paid the Deposit to Avidian Corp., which constitutes a Capital Expenditure and thus an Event of Default pursuant to Section 7.01(g) (Events of Default) of the Credit Agreement (the “Deposit Default”);

WHEREAS, the Borrower hereby requests the Required Lenders waive the Deposit Default and any Default or Event of Default arising as a result of any Loan Party’s failure to comply with Section 6.09 (Capital Expenditures) (the “Deposit Waiver”);

WHEREAS, pursuant to Section 6.04(d) (Amendments; Waivers; Material Project Documents) of the Credit Agreement, each Loan Party shall not enter into any Additional Material Project Documents without the prior written consent of the Required Lenders in consultation with the Independent Technical Consultant;

WHEREAS, pursuant to Section 6.07 (Investments) of the Credit Agreement, each Loan Party shall not make any Investments, other than Permitted Investments and pursuant to Section 6.08 of the Credit Agreement;

WHEREAS, pursuant to Section 6.08 (Acquisitions) of the Credit Agreement, each Loan Party shall not acquire or commit to acquire, in each case, directly or indirectly, any Property, unless approved by the Required Lenders;

WHEREAS, pursuant to Section 6.09 (Capital Expenditures) of the Credit Agreement, each Loan Party shall not make or commit to make any Capital Expenditure other than Capital Expenditures that (i) constitute Construction Costs, (ii) are included in the Corporate Budget, (iii) are funded with Contango Equity Sale Proceeds or (iv) are otherwise approved by the Required Lenders;

WHEREAS, (i) the Acquisition Agreement will constitute an Additional Material Project Document and is subject to the requirements of Section 6.04(d) of the Credit Agreement (Amendments; Waivers; Material Project Documents), (ii) the Transaction constitutes an Investment and an Acquisition and is subject to Sections 6.07 (Investments) and 6.08 (Acquisitions) of the Credit Agreement and (iii) each payment of the Consideration (including the Deposit) constitutes a Capital Expenditure and is subject to Section 6.09 (Capital Expenditures) of the Credit Agreement;

WHEREAS, pursuant to Section 10.02(b) (Amendments, etc.) of the Credit Agreement, no amendment or waiver of any provision of the Credit Agreement, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by each Loan Party and

AMERICAS/2023902354.2 2 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

the Required Lenders, and acknowledged by the Administrative Agent, or by each Loan Party and the Administrative Agent with the consent of the Required Lenders; and

WHEREAS, Contango hereby requests the Required Lenders to (i) consent to (a) Contango’s entry into the Acquisition Agreement and (b) Contango’s consummation of the Transaction (including each payment of the Consideration) and (ii) amend the Existing Credit Agreement to modify the minimum Projected Debt Service Coverage Ratio set forth in Section 5.22(b) (Financial Covenants) of the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, and provisions herein contained, the parties hereto agree as follows:

Section 1.
Certain Defined Terms. Unless otherwise defined herein, all capitalized terms used herein (including the recitals hereto) shall have the respective meanings defined in the Credit Agreement. The rules of interpretation contained in Section 1.02 (Terms Generally) of the Credit Agreement are hereby incorporated by reference herein mutatis mutandis as if fully set forth herein.
Section 2.
Waiver. With effect as of the Effective Date (as defined below), subject to the terms and conditions set forth herein, the Required Lenders hereby agree to provide (i) the Deposit Waiver and (ii) the Litigation Waiver in respect of the Relevant Borrowing; provided that:
(a)
the Relevant Borrowing (i) is made in an aggregate principal amount of no more than $5.000.000 and (ii) occurs on or prior to May 1, 2024;
(b)
no interim, injunctive or other relief (including monetary relief) is granted prior to the Relevant Borrowing by any court or other tribunal in respect of the Litigation that adversely affects the development or operation of the Project or any Borrower Group Member; and
(c)
no action is taken by Alaska or any other Alaskan Governmental Authority prior to the Relevant Borrowing in respect of, or in relation to, the issues or complaints raised in the Litigation that adversely affects the development or operation of the Project or any Borrower Group Member.
Section 3.
Consent.
(a)
With effect as of the Effective Date (as defined below), subject to the terms and conditions set forth herein the Required Lenders hereby consent to (i) Contango’s entry into the Acquisition Agreement and (ii) subject to the Administrative Agent receiving evidence that the conditions precedent thereof have been satisfied, to the consummation of the Transaction (including each payment of the Consideration); provided that the consent provided pursuant to clause (ii) shall be immediately revoked upon Contango’s failure to comply with its obligations under Section 7.
Section 4.
Amendment. With effect as of the Effective Date (as defined below), subject to the terms and conditions set forth herein, the Required Lenders hereby agree to

AMERICAS/2023902354.2 3 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

amend the Existing Credit Agreement by amending and restating Section 5.22(b) (Financial Covenants) of the Existing Credit Agreement in its entirety as follows:

“(b) (i) from the date of this Agreement until June 15, 2024, the average Projected Debt Service Coverage Ratio (calculated as the average of the Projected Debt Service Coverage Ratio on all Calculation Dates until the Maturity Date pursuant to the most recently delivered Base Case Financial Model) is not less than 1.30:1 and (ii) the Projected Debt Service Coverage Ratio for each Calculation Date after June 16, 2024 until the Maturity Date is not less than 1.30:1;”

Section 5.
Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants on the date hereof and on the Effective Date (as defined below):
(a)
each Loan Party (i) has been duly incorporated or formed and is validly existing under the laws of its incorporation or formation, as applicable (ii) is duly qualified, registered or licensed in all jurisdictions where its ownership, lease or operation of its properties or the nature of its business makes such qualification, registration or licensing necessary or where failure to be in such standing or so qualified, registered or licensed would not reasonably be expected to have a Material Adverse Effect, (iii) has all requisite corporate capacity, power and authority to own, hold under license or lease its properties, and to carry on its business as now conducted and as proposed to be conducted in all material respects, and (iv) has all necessary organizational capacity to enter into, and carry out the transactions contemplated by, this Agreement, the Letter of Intent, the Acquisition Agreement and the other Loan Documents to which it is a party;
(b)
the execution, delivery and performance by each Loan Party of this Agreement and all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by such Loan Party of this Agreement;
(c)
(i) each Loan Party has duly executed and delivered this Agreement and (ii) this Agreement will constitute a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (B) the fact that the courts may deny the granting or enforcement of equitable remedies;
(d)
the execution, delivery and performance by each Loan Party of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with, result in any breach or violation of, or constitute a default under, (i) the terms, conditions or provisions of, the charter or Constituent Documents or bylaws of, partnership agreements or declaration relating thereto, such Loan Party, (ii) any law, regulation, judgment, decree or order binding on or applicable to such Loan Party (including Regulation X of the Board of Governors of the Federal Reserve System) or any order, writ, judgment, injunction, decree, determination or award applicable to or binding on or affecting such Loan Party or any of its properties, or (iii) any material agreement binding on or affecting such Loan Party, or (iv) other

AMERICAS/2023902354.2 4 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

than as contemplated by the Loan Documents, result in, or require the creation or imposition of any Liens on any property or assets of any Loan Party;
(e)
no Governmental Authorization and no consent, notice or other similar action of, to, or by, or filing with, any Governmental Authority or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, except for the authorizations, approvals, actions, notices and filings, which have been duly obtained, taken, given or made and are in full force and effect and are final and non-appealable; and
(f)
other than the Deposit Default, no Default of Event or Default has occurred and is continuing.
Section 6.
Conditions Precedent to the Effective Date. This Agreement shall become effective upon the date (the “Effective Date”) on which the following conditions have been met:
(a)
the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Parties; and
(b)
upon giving effect to the waivers in Section 2, each representation and warranty set forth in Section 5 (Representations and Warranties) above is true, correct and complete in all material respects.
Section 7.
Covenants.
(a)
Contango shall furnish to the Administrative Agent and each Lender:
(i)
promptly, and in any event within two (2) Business Days of the execution thereof, a copy of the Acquisition Agreement, duly executed and delivered by the parties thereto ;
(ii)
concurrently with each payment of the Consideration made after the date hereof, notice that each such payment has been made and any other information relating to the Consideration reasonably requested by the Administrative Agent; and
(iii)
by the earlier of (x) two (2) Business Days following the date on which Avidian Corp. obtains shareholder approval for the Transaction (the “Shareholder Approval”) and (y) August 2, 2024 (or such later date as may be agreed by Contango and Avidian Corp.), evidence of such Shareholder Approval.
(b)
In the event that either (i) Contango delivers notice to Avidian Corp. that it is discontinuing its pursuit of the Acquisition and the Letter of Intent is terminated or (ii) the Letter of Intent is otherwise terminated in accordance with Section 12 (Termination) thereof, Contango shall promptly, and in any event, within five (5) Business Days, provide notice to the Administrative Agent and each Lender of such termination, together with evidence that Deposit has been returned to Contango by Avidian Corp. within two (2) Business Days of such termination

AMERICAS/2023902354.2 5 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

in accordance with Section 3 of the Letter of Intent (or such later date as may be agreed by Contango and Avidian Corp.).
(c)
Upon its entry into the Acquisition Agreement and the consummation of the Transaction, Contango hereby agrees that the Acquisition Agreement shall be an “Additional Material Project Document” under the Credit Agreement.
(d)
Upon its entry into the Acquisition Agreement and the consummation of the Transaction, Contango hereby agrees not to:
(iv)
amend, supplement or otherwise modify in any manner any material term or condition of the Acquisition Agreement or give any consent, waiver or approval therefor, waive any default under or any breach of any material term or condition of the Acquisition Agreement, in each case, without the prior written consent of the Required Lenders, or
(v)
enter into any settlement or compromise in respect of any material claim, dispute or other proceeding arising out of, or in connection with, the Acquisition Agreement, in each case, without the prior written consent of the Required Lenders.

Failure to comply with the negative covenants in this Section 7(d) will constitute an immediate Event of Default pursuant to Section 7.01 of the Credit Agreement, and shall not be subject to any cure period, notwithstanding anything to the contrary in Section 7.01(h) of the Credit Agreement.

(e)
Each Loan Party shall upon obtaining Knowledge thereof, immediately upon receipt (and in any case within two (2) Business Days) notify the Administrative Agent and each Lender in writing of any material developments relating to the Litigation.
Section 8.
Loan Document; Ratification of Credit Agreement; Etc.
(a)
This Agreement shall be deemed a Loan Document under the Credit Agreement and the other Loan Documents.
(b)
The Credit Agreement is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the forgoing, the parties hereto hereby acknowledge and agree that: (i) notwithstanding the effectiveness of this Agreement, each Loan Document to which such party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the Loan Documents to which such Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.
(c)
The execution, delivery, and effectiveness of this Agreement shall not (i) operate as a waiver of any right, power, or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly set forth herein, constitute a waiver of any provision of any of the Loan Documents, or (ii) prejudice any other right, power, or remedy that the Secured Parties now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents.

AMERICAS/2023902354.2 6 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

(d)
Notwithstanding anything contained herein, the consent specified in this Agreement (i) is limited as specified and related solely to the matters contemplated hereby in the manner and to the extent described herein, (ii) shall not be effective for any other purpose or transaction and (iii) does not constitute a basis for any subsequent amendment, modification, waiver or consent in respect of the terms and conditions of the Loan Documents.
(e)
The Loan Parties hereby confirm that each of the Collateral Documents to which such Loan Party is a party remains in full force and effect and is hereby ratified and confirmed and reaffirm the grants of security interest in each of the Collateral Documents to which such Loan Party is a party.
(f)
The Required Lenders party hereto hereby direct and instruct the Administrative Agent to execute and deliver this Agreement and to perform its obligations hereunder.
Section 9.
Headings. The headings contained herein are for convenience of reference only and do not constitute part of this Agreement.
Section 10.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Loan Documents.
Section 11.
Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”), including email, shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be. This Agreement constitutes the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, of the parties hereto relating to the subject matter hereof.
Section 12.
Incorporation by Reference. The provisions of Sections 10.07 (Severability), 10.09 (Governing Law; Jurisdiction; etc.) and 10.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply as if fully set forth herein.

[Signature page follows.]

AMERICAS/2023902354.2 7 Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer(s) to execute and deliver this Agreement as of the date first written above.

CORE ALASKA, LLC,
as Borrower

By:
Name: Rick Van Nieuwenhuyse
Title: President and Chief Executive Officer

CONTANGO ORE, INC.,
as Guarantor

By:
Name: Rick Van Nieuwenhuyse
Title: President and Chief Executive Officer

CONTANGO LUCKY SHOT ALASKA, LLC,
as Guarantor

By:
Name: Rick Van Nieuwenhuyse
Title: President and Chief Executive Officer

CONTANGO MINERALS ALASKA, LLC,
as Guarantor

By:
Name: Rick Van Nieuwenhuyse
Title: President and Chief Executive Officer

CONTANGO MINING CANADA INC.,
as Guarantor

By:
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

[Signature Page to Contango Ore – Waiver No. 5, Consent No. 1 and Amendment No. 6

to Credit and Guarantee Agreement]

ING CAPITAL LLC,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Contango Ore – Waiver No. 5, Consent No. 1 and Amendment No. 6

to Credit and Guarantee Agreement]

EXHIBIT A

LETTER OF INTENT

[Attached.]

AMERICAS/2023902354.2 [Exhibit A] Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement

EXHIBIT B

FORM OF ACQUISITION AGREEMENT

[Attached.]

AMERICAS/2023902354.2 [Exhibit B] Contango Ore – Waiver No. 5, Consent No. 1 and

Amendment No. 6 to Credit and Guarantee Agreement